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                                                                      EXHIBIT 10

                            COOPER INDUSTRIES, INC.
                      EXECUTIVE STOCK INCENTIVE AGREEMENT

This Agreement is made as of the 10th day of February 2004 between Cooper Industries, Inc., an Ohio Corporation, having its principal place of business in Houston, Texas (the "Company") and ________________, an Executive of the Company ("Executive"). All capitalized terms used in this Agreement are as defined in the Cooper Industries, Inc. Amended and Restated Stock Incentive Plan (the "Plan"), unless otherwise defined in this Agreement.

      1.    Performance Share Award

            (a) Performance Period. For purposes of this Agreement, the "Performance Period" shall be January 1, 2004 to December 31, 2006.

            (b) Performance Share Grant. Pursuant to Section IX of the Plan and subject to Paragraph 9 of this Agreement, the Company hereby grants to the Executive, as of the date hereof, an award of Performance Shares that may be earned based on the financial performance of the Company during the Performance Period, subject to the restrictions and conditions set forth in this Agreement ("Performance Share Grant"). The Committee has established Performance Goals such that if the Company achieves a cumulative annual growth rate of earnings per share ("EPS") for the Performance Period of four (4) percent or greater, then the Executive will be issued Performance Shares in accordance with the following chart:

                                          Fully Diluted EPS
                       Annual EPS       Cumulative Total Over     Performance Shares
Performance Goal       Growth Rate        Performance Period      That May Be Earned
----------------       -----------      ---------------------     ------------------
Threshold                   4%                 $ 9.19
                                                                  ------------------
Good                        8%                 $ 9.92
                                                                  ------------------
Target                     12%                 $10.70
                                                                  ------------------
Maximum                    16%                 $11.51
                                                                  ------------------

            The number of shares appearing under the heading "Performance Shares That May Be Earned" shall constitute the number of Performance Shares which may be earned by the Executive based upon achievement of that specific Performance Goal as established by the

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Committee based on cumulative EPS performance during the Performance Period
(Threshold, Good, Target or Maximum). In the event the Company's actual annual growth rate of EPS for the Performance Period exceeds the Threshold level of 4% but is lower than the Maximum level of 16%, the number of Performance Shares earned by the Executive shall be interpolated on a pro-rata basis. In the event the Company's actual annual growth rate of EPS for the Performance Period is below the Threshold (4%) level, no Performance Shares will be earned. The Maximum number of Performance Shares will be earned if the annual growth rate of EPS equals or exceeds 16% during the Performance Period.

            At the end of the Performance Period, the Committee shall determine the Performance Goal achieved and the number of Performance Shares, if any, earned by the Executive. Except for Performance Shares payable in cash as provided in Paragraph 5, the Company shall then cause its parent, Cooper Industries, Ltd., to issue a stock certificate or book entry shares in the Executive's name for the Performance Shares earned by the Executive. The Company shall then provide said stock certificate or book-entry shares, together with a cash payment for Performance Shares payable in cash under Paragraph 5, to the Executive.

      2. Dividends. Upon distribution of earned Performance Shares to Executive, the Company shall pay to the Executive in cash an amount equal to the aggregate amount of cash dividends that the Executive would have received had the Executive been the owner of record of all such earned Performance Shares, if any, from the effective date of this Agreement to the date of distribution.

      3. Restrictions and Limitations. The Executive hereby accepts the Performance Share Grant and agrees to the following restrictions and conditions.

            (a) Forfeiture. Except as provided in (b) below, if the Executive's active employment with the Company terminates for any reason prior to February 15, 2007, all earned and unearned Performance Shares granted under this Agreement shall be forfeited by the Executive and this Performance Share Grant shall be null and void.

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            (b) Termination Upon Death, Disability or Retirement. In the event of the Executive's death, permanent and total disability or retirement under the Cooper Industries, Inc. Salaried Employees Retirement Plan (or such other pension plan in which the Executive participates) on or after July 1, 2005, the Executive or his heirs or beneficiaries shall receive a pro-rata share of the Performance Shares which would have been earned by the Executive under this Agreement had he or she remained actively employed throughout the Performance Period. In determining the pro-rata Performance Shares for which the Executive or his heirs or beneficiaries may be eligible, the Company will multiply the total Performance Shares earned during the Performance Period by a fraction the numerator of which is the months in the Performance Period during which Executive was actively employed and the denominator is thirty-six (36). Any Performance Shares earned and awarded under this provision shall be approved by the Committee and distributed at the conclusion of the Performance Period. For purposes of this Agreement, an Executive shall be considered as retired under the Cooper Industries, Inc. Salaried Employees Retirement Plan (or such other pension plan in which the Executive participates), if the Executive ceases employment at a time when the Executive would be eligible to retire under the terms of such retirement plan; provided, however, if the Executive retires and accepts employment with any competitor of, or otherwise engages in competition with, the Company, the Committee, in its sole discretion, may determine that the Executive shall forfeit all earned and unearned Performance Shares granted under this Agreement.

            (c) Limitations on Transferability. The Executive shall not sell, exchange, transfer, pledge, hypothecate or otherwise dispose of this Performance Share Grant prior to the conclusion of the Performance Period and distribution of earned Performance Shares in accordance with Paragraph 1 of this Agreement.

      4. Tax. Upon the issuance of Common Shares to the Executive for Performance Shares earned under this Agreement, the Executive shall pay the Company any taxes required to be withheld by reason of the receipt of compensation resulting from the issuance of such Common Shares. In lieu thereof, the Company shall have the right to retain, or the Executive may direct the Company to retain, a sufficient number of Common Shares to satisfy the Company's withholding obligations, provided the value of the Common Shares used to satisfy the withholding obligations does not exceed the minimum required tax withholding for the

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transaction. The value of any Common Shares used to satisfy the tax withholding requirement shall be determined by the average of the high and the low trading prices of the Common Shares on the New York Stock Exchange on the date the restrictions lapse (or if shares are not traded on the Exchange on such date, then on the immediately preceding trading date).

      5. Election to Receive Cash for Shares. Subject to the conditions set forth in this Paragraph 5, the Executive may request that up to 50% of the value of the Performance Shares earned under this Agreement, when and if restrictions lapse, be paid in cash in an amount equal to the fair market value of such portion of the earned Performance Shares. Such request shall be made by delivering to the Company at the office of its Secretary, no later than ten days before the date that the restrictions lapse, a written notice setting forth that portion (expressed as a percentage) of the Award for which the Executive desires to receive cash. For the purposes of this Paragraph 5, the fair market value of the Performance Shares shall be the average of the high and low trading prices of the Common Shares on the New York Stock Exchange on the date on which the restrictions lapse on that portion of the Award (or if shares are not traded on the Exchange on such date, then on the immediately preceding trading date). The Committee shall consider the Executive's request and have sole and absolute discretion to determine if and to what extent the request shall be approved, giving consideration to the Executive's compliance with applicable stock ownership guidelines and other factors as appropriate. To the extent the Executive's request is not approved, the Executive shall receive the Performance Shares in Common Shares.

      6. Change in Control. In the event of a Change in Control, the Performance Share Grant shall be deemed earned at the Target level, all restrictions on those Performance Shares shall immediately lapse and distribution of the Target level of Performance Shares shall be governed by the terms of the Plan.

      7. Consideration. The parties agree that the consideration for any issuance of Common Shares for Performance Share Awards hereunder shall be past services by the Executive having a value not less than the par value of such Common Shares.

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      8.    Plan Incorporated. The Executive acknowledges receipt of a copy of the Plan, which is incorporated by reference into this Agreement. The Executive agrees that this Performance Share Grant shall be subject to all of the terms and provisions of the Plan and this Agreement.

      9. Conditional Grant. Executive acknowledges that this Performance Share Grant is expressly conditioned upon shareholder authorization of additional shares under the Amended and Restated Stock Incentive Plan at the 2004 Annual Meeting of Shareholders. In the event shareholders withhold approval of an additional share authorization under the Plan at the 2004 Annual Meeting, this Performance Share Grant shall be void.

      10. Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under the Executive.

      IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and the Executive has executed this Agreement, all as of the date first above written.

                                    COOPER INDUSTRIES, INC.

                                    By:__________________________________
                                       (name)
                                       (title)

                                    EXECUTIVE

                                    By:__________________________________
                                       (name)
                                       (title)

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